SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SUPPLEMENT TO

PROSPECTUS OF ALPHA BETA NETHERLANDS HOLDING N.V.

AND PROXY STATEMENT OF NYSE EURONEXT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 7, 2011

To the Shareholders of NYSE Euronext:

In May, you received a proxy statement, dated May 10, 2011, from NYSE Euronext detailing the strategically compelling proposed business combination between NYSE Euronext and Deutsche Börse AG (which is referred to in this supplement as “Deutsche Börse”) to create the premier global exchange group.

The enclosed proxy supplement updates the proxy statement to reflect the June 7, 2011 announcement by NYSE Euronext and Deutsche Börse that they recommended to the board of directors of Alpha Beta Netherlands Holding N.V. (which is referred to in this supplement as “Holdco”), which will be the holding company of the combined NYSE Euronext-Deutsche Börse group, that Holdco pay a one-time special dividend of €2.00 per Holdco share, shortly after the completion of the combination. Based on the exchange ratios agreed under the business combination agreement between NYSE Euronext and Deutsche Börse, the special dividend translates into €0.94 per NYSE Euronext share. The dividend will be payable to Holdco shareholders as of a record date to be established by the Holdco board of directors and is expected to be payable in either euros or U.S. dollars. The record date is anticipated to be shortly after the completion of the combination.

IF YOU HAVE ALREADY VOTED YOUR WHITE PROXY CARD, THANK YOU;

YOU DO NOT NEED TO DO SO AGAIN

IF YOU HAVE NOT VOTED, PLEASE DO SO TODAY TO

SUPPORT THE TRANSACTION

The NYSE Euronext Board of Directors unanimously recommends that you vote in favor of the combination with Deutsche Börse. Upon closing, the combined company will be a global leader across the spectrum of capital markets services, offering clients global scale, product innovation, operational and capital efficiencies and an enhanced range of technology and market information solutions. The new company will have a strong balance sheet, generate superior cash flow and have the ability to both invest in future opportunities and return value to shareholders through dividends and share repurchases.

The special shareholder meeting to approve the combination is scheduled for July 7, 2011. If you have already voted, thank you for your vote – you do not need to do so again. If you have not already voted, please do so today.

YOUR VOTE IS IMPORTANT; PLEASE VOTE TODAY

Your vote is important – no matter how many shares you own – and the best way to make sure your vote counts is to vote now. If you have already voted your white proxy card, you do not need to do so again. If you have not, to vote, simply SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD, OR YOU MAY VOTE BY TELEPHONE OR INTERNET by following the instructions on the proxy card. If you have any questions or need help voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

We thank you for your support.

Sincerely,

Jan-Michiel Hessels	Duncan Niederauer
Chairman of the Board	Chief Executive Officer
NYSE Euronext	NYSE Euronext

This supplement is dated June 16, 2011 and is first being mailed to NYSE Euronext shareholders on June 16, 2011.

FORWARD-LOOKING STATEMENTS

This supplement and the related proxy statement contain forward-looking statements. A forward-looking statement is any statement that does not relate to historical facts and events. Forward-looking statements in this supplement and the proxy statement include, in particular, statements containing information on future earnings capacity, plans and expectations of Holdco’s business, its growth and profitability, and general economic and regulatory conditions and other factors to which it is or may be exposed. Statements made using terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “intends,” “anticipate,” “believe,” “is of the opinion,” “assume,” “estimate,” “predict,” “potential” “is likely” or “continue,” and the negative of these terms and other comparable terminology indicate forward-looking statements. Forward-looking statements in this supplement and the proxy statement are based on estimates and assessments made to the best of Holdco’s present knowledge. These forward-looking statements are based on assumptions, uncertainties and other factors, the occurrence or non-occurrence of which could cause the actual results of Holdco, including its financial condition and/or profitability, to differ materially from or fail to meet the expectations expressed or implied in the forward-looking statements. Accordingly, investors are strongly advised to read the following sections of the proxy statement: “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Deutsche Börse Group,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NYSE Euronext,” “Business of Holdco and Certain Information about Holdco,” “Business of Deutsche Börse Group and Certain Information about Deutsche Börse Group,” “Business of NYSE Euronext and Certain Information about NYSE Euronext” and “Recent Developments and Outlook.” These sections include more detailed descriptions of factors that might have an impact on the business of Holdco and the market in which it operates.

In light of the uncertainties and assumptions, it is also possible that the future events mentioned in this supplement and the proxy statement might not occur. In addition, the forward-looking estimates and forecasts reproduced in this supplement and the proxy statement from third-party reports could prove to be inaccurate.

The forward-looking statements contained in this supplement and the proxy statement speak only as of the date on which they were made. Holdco expressly disclaims any obligation or undertaking, except as required by law, to release publicly any updates or revisions to any forward-looking statement contained herein or therein to reflect any change in Holdco’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based or to conform any such statement to actual events or developments.

ii

HOLDCO SPECIAL DIVIDEND

The Special Dividend

On June 7, 2011, Deutsche Börse and NYSE Euronext announced that they had recommended to the Holdco board of directors that Holdco pay a one-time special dividend of €2.00 per Holdco share from Holdco’s capital reserves shortly after completion of the combination. On June 16, 2011, the board of directors of NYSE Euronext and the supervisory board of Deutsche Börse each passed resolutions to support this recommendation. The management board of Deutsche Börse also passed a resolution to support this recommendation on June 7, 2011.

Based on the share exchange ratios agreed under the business combination agreement between NYSE Euronext and Deutsche Börse, the special dividend translates into €2.00 for every Deutsche Börse share that is exchanged in the exchange offer (based on an exchange ratio of one Holdco share for each tendered Deutsche Börse share) and into €0.94 per NYSE Euronext share (based on an exchange ratio of 0.47 Holdco share for each NYSE Euronext share outstanding immediately prior to the merger). If the Holdco board of directors approves the special dividend, the total amount paid to Holdco shareholders would be approximately €620 million, assuming 100% acceptance by Deutsche Börse shareholders in the exchange offer. The dividend will be payable to Holdco shareholders as of a record date to be established by the Holdco board of directors and is expected to be payable in either euros or U.S. dollars. The record date is anticipated to be shortly after the completion of the business combination.

Once Holdco’s general meeting of shareholders has passed its resolution to make the cash distribution prior to completion of the combination, payment will be made subject to approval from Holdco’s board of directors after completion of the combination. Although Deutsche Börse and NYSE Euronext expect that the board of directors of Holdco will declare the special dividend, there can be no assurance that the special dividend will be declared.

Appraisal Rights for NYSE Euronext Shareholders

Appraisal rights are available to NYSE Euronext shareholders who dissent to the merger pursuant to Section 262 of the Delaware General Corporation Law (which is referred to in this supplement as the “DGCL”).

NYSE Euronext shareholders who seek appraisal and comply with the applicable requirements of the DGCL will receive, in lieu of the merger consideration, a cash payment for the fair value of their NYSE Euronext shares as determined by the Delaware Court of Chancery (which is referred to in this supplement as the “Court of Chancery”), following an appraisal proceeding. Such shareholders will not know the appraised fair value at the time they must elect whether to seek appraisal. The appraised value of the shares will not include any value arising from the merger.

Shareholders of NYSE Euronext who exercise their appraisal rights will be entitled to a cash payment for the fair value of their NYSE Euronext shares at the time of the merger. The number of shareholders exercising appraisal rights will impact Holdco group’s cash balances and cash flow as Holdco group will be required to pay such shareholders in cash. The amount of the awards to dissenting shareholders may be material and would reduce the amount of cash available for Holdco group’s operations.

The following summary of the provisions of Section 262 of the DGCL is not a complete statement of the provisions of that section and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached as Annex A to this supplement and is incorporated into this summary by reference.

If a holder of NYSE Euronext shares wishes to seek appraisal in connection with the merger, (1) the holder must not vote in favor of adoption of the business combination agreement and approval of the transactions contemplated thereby, (2) must continually be the holder of record of such NYSE Euronext shares through the effective time of the merger and (3) must meet the conditions described below.

Under Section 262 of the DGCL, NYSE Euronext is required to notify each of its shareholders entitled to appraisal rights that appraisal rights are available at least 20 days before the special meeting of shareholders. This supplement constitutes NYSE Euronext’s notice to holders of NYSE Euronext shares of their right to exercise appraisal rights. Failure to comply with the procedures set forth in Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights.

ALL REFERENCES IN THIS SUMMARY AND IN SECTION 262 OF THE DGCL TO A “SHAREHOLDER” OR TO A “HOLDER” OF NYSE EURONEXT SHARES ARE REFERENCES TO THE RECORD HOLDERS OF NYSE EURONEXT SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN NYSE EURONEXT SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT THE HOLDER’S APPRAISAL RIGHTS.

Because a duly executed proxy that does not contain voting instructions will, unless revoked, be voted for the adoption of the business combination agreement and approval of the transactions contemplated thereby, a holder of NYSE Euronext shares who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the business combination agreement and approval of the transactions contemplated thereby or abstain from voting on the proposal. A vote against the adoption of the business combination agreement and approval of the transactions contemplated thereby or an abstention will not constitute a demand for appraisal. NYSE Euronext shareholders wishing to exercise the right to dissent from the transaction and seek an appraisal of their shares must take the following actions:

•	vote against the adoption of the business combination agreement and approval of the transactions contemplated thereby or abstain from voting;

•	file a written notice with NYSE Euronext of their intention to exercise rights of appraisal of their shares prior to the NYSE Euronext special meeting;

•	follow the procedures set forth in Section 262 of the DGCL; and

•	not accept the merger consideration.

Voting “FOR” the adoption of the business combination agreement and approval of the transactions contemplated thereby will constitute a waiver of your appraisal rights.

A NYSE EURONEXT SHAREHOLDER WHO ELECTS TO EXERCISE APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL MUST MAIL OR DELIVER, BEFORE THE BUSINESS COMBINATION AGREEMENT IS VOTED UPON AT THE NYSE EURONEXT SPECIAL MEETING, A WRITTEN DEMAND TO:

NYSE Euronext

Attention: General Counsel

11 Wall Street

New York, New York 10005

A demand for appraisal must be executed by or on behalf of the holder of record and must reasonably inform NYSE Euronext of the identity of the shareholder of record. The demand must also state that the NYSE Euronext shareholder intends to demand appraisal of the holder’s NYSE Euronext shares in connection with the merger. If the NYSE Euronext shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners.

The NYSE Euronext shares with respect to which holders have perfected their appraisal rights in accordance with Section 262 of the DGCL and have not effectively withdrawn or lost their appraisal rights are referred to in this supplement as “dissenting shares.”

Within ten days after the effective date of the merger, NYSE Euronext must mail a notice to all former NYSE Euronext shareholders who filed a written notice of their intention to exercise appraisal rights in compliance with Section 262 of the DGCL notifying those former NYSE Euronext shareholders of the effective date of the merger.

Within 120 days after the date the merger becomes effective, but not thereafter, the surviving corporation or any former holder of NYSE Euronext shares who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may file a petition in the Court of Chancery with a copy served on NYSE Euronext in the case of a petition filed by a former NYSE Euronext shareholder, demanding a determination of the fair value of the NYSE Euronext shares of all such NYSE Euronext shareholders. NYSE Euronext will have no obligation to file a petition and has no present intention to cause such a petition to be filed. Accordingly, it is the obligation of NYSE Euronext shareholders seeking appraisal rights to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262 of the DGCL.

Within 120 days after the merger becomes effective, any holder of NYSE Euronext shares who has complied with the requirements for exercise of appraisal rights under Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation, a statement setting forth the aggregate number of NYSE Euronext shares not voted in favor of the approval and adoption of the business combination and with respect to which demands for appraisal have been received and the total number of holders of these NYSE Euronext shares. If a holder of NYSE Euronext shares timely files a petition for an appraisal, the Court of Chancery is empowered to conduct a hearing on this petition to determine those holders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the NYSE Euronext shareholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery of the Court of Chancery for notation of the pending appraisal proceeding. If any NYSE Euronext shareholder fails to comply with its direction, the Court of Chancery may dismiss the proceedings as to such shareholder.

After determining the holders entitled to appraisal, the Court of Chancery will appraise the “fair value” of the NYSE Euronext shares held by such holders, exclusive of any element of value arising from the accomplishment or expectation of the transaction, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. NYSE Euronext shareholders considering seeking appraisal should be aware that the fair value of NYSE Euronext shares, as determined in an appraisal proceeding under Section 262 of the DGCL, could be more than, the same as or less than the value of the merger consideration they would receive under the business combination if they did not seek appraisal of their NYSE Euronext shares, and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a sale transaction are not opinions as to fair value under Section 262 of the DGCL. Additionally, NYSE Euronext shareholders considering seeking appraisal should be aware there can be no certainty as to the time required for such proceedings.

The Court of Chancery may determine the cost of the appraisal action and may allocate the costs among the parties as the court deems equitable. However, costs do not include attorneys’ and expert witness fees. Each party must bear its own expenses of the proceeding, although the court may order that all or a portion of the expenses incurred by any shareholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the NYSE Euronext shares entitled to an appraisal.

Any holder of NYSE Euronext shares who duly demands appraisal in compliance with Section 262 of the DGCL will not, after the date the merger becomes effective, be entitled to vote its NYSE Euronext shares for any purpose or be entitled to the payment of dividends or other distributions on those shares other than dividends or other distributions payable to holders of record as of a record date prior to the effective date of the merger.

If any NYSE Euronext shareholder who demands appraisal of NYSE Euronext shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, its right to appraisal, the shares of such shareholder will be converted into the right to receive the merger consideration under the business combination, without interest.

An NYSE Euronext shareholder will lose the right to appraisal if such shareholder does not file a petition for appraisal within 120 days after the date the merger becomes effective, or if such holder delivers to NYSE Euronext a written withdrawal of a demand for appraisal and an acceptance of the merger consideration. However, any attempt to withdraw a demand for appraisal made more than 60 days after the date the merger becomes effective will require the written approval of NYSE Euronext and, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any NYSE Euronext shareholder absent court approval. Furthermore, dissenting shares lose their status as dissenting shares if:

•	the combination is abandoned; or

•	the holder of such shares fails to make a timely written demand for appraisal.

Failure to follow the procedures required by Section 262 of the DGCL for perfecting appraisal rights is likely to result in the loss of appraisal rights. If a holder of dissenting shares withdraws its demand for appraisal or has its appraisal rights terminated as described above, such holder will only be entitled to receive the merger consideration for those shares pursuant to the terms of the combination.

Appraisal rights are available only to the record holders of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares held of record by or in the name of another person, such as a broker, bank or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 of DGCL to perfect your appraisal rights.

In view of the complexity of Section 262 of the DGCL, NYSE Euronext shareholders who may wish to dissent from the merger and pursue appraisal rights should contact their legal advisors.

Material Tax Consequences of the Special Dividend

The following section contains a discussion of (1) the material U.S. federal income tax consequences of the receipt of the special dividend to U.S. holders and non-U.S. holders (as defined in the proxy statement) of Holdco shares received in the merger and (2) the material Dutch income tax consequences of the receipt of the special dividend to Resident Holders and Non-Resident Holders (as defined in the proxy statement) of Holdco shares received in the merger.

Material U.S. Federal Income Tax Consequences of the Special Dividend

This discussion of U.S. federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (which is referred to in this supplement as the “Internal Revenue Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, all as in effect on the date of this document. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion only addresses holders of Holdco shares received in the merger described in the proxy statement under the heading “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – General Matters Relating to U.S. Federal Income Tax Discussions,” and does not address those holders or those tax consequences excluded from the discussion under such heading of the proxy statement.

The U.S. federal income tax treatment of the receipt of the special dividend is uncertain. Holdco intends to take the position that the special dividend is a distribution with respect to Holdco shares. It is possible, however, that the special dividend could instead be treated as additional merger consideration received by former shareholders of NYSE Euronext. The following discussion summarizes the material U.S. federal income tax consequences of the special dividend in the alternative. Holders of NYSE Euronext common stock should consult their tax advisors regarding the particular federal, state, local and non-U.S. tax consequences to them of receiving the special dividend.

Special Dividend Treated as a Distribution

If the special dividend is treated as a distribution with respect to Holdco shares, the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders of Holdco shares received in the merger will be the same as those described in the proxy statement under the headings “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Considerations Relating to the Ownership and Disposition of Holdco Shares Received in the Merger – U.S. Holders – Distributions” and “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Considerations Relating to the Ownership and Disposition of Holdco Shares Received in the Merger – Non-U.S. Holders,” respectively.

Dividends paid with respect to Holdco shares may be subject to information reporting and backup withholding, as discussed in the proxy statement under the heading “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Considerations Relating to the Ownership and Disposition of Holdco Shares Received in the Merger – Information Reporting and Backup Withholding.”

Special Dividend Treated as Additional Merger Consideration

If the special dividend is treated as additional merger consideration received by holders of NYSE Euronext common stock, the U.S. federal income tax consequences of the receipt of the special dividend will depend on the U.S. federal income tax treatment of the merger, as discussed in the three alternatives described in the proxy statement:

Material U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Reorganization Within the Meaning of Section 368(a) of the Internal Revenue Code and the Merger and the Exchange Offer, Taken Together, Do Not Qualify as a Transaction described in Section 351(a) of the Internal Revenue Code

U.S. holders and non-U.S. holders will be required to take into account the amount of the special dividend in determining the amount of gain or loss recognized from the receipt of the merger consideration in exchange for NYSE Euronext shares as described in the proxy statement under the corresponding headings under “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Consequences of the Merger – The Merger.”

Material U.S. Federal Income Tax Consequences of the Merger if (1) the Merger Qualifies as a Reorganization Within the Meaning of Section 368(a) of the Internal Revenue Code and/or the Merger and the Exchange Offer, Taken Together, Qualify as a Transaction described in Section 351(a) of the Internal Revenue Code and (2) the Transfer of NYSE Euronext Shares to Holdco Pursuant to the Merger Will Not Be Subject to Section 367(a)(1) of the Internal Revenue Code

U.S. Holders. In general, a U.S. holder who receives the merger consideration (including the special dividend) in exchange for NYSE Euronext shares will recognize gain (but not loss) for U.S. federal income tax purposes in an amount equal to the lesser of (1) the sum of the fair market value of the Holdco shares and the amount of any cash received, minus the adjusted tax basis of the NYSE Euronext shares exchanged, and (2) the amount of any cash received. U.S. holders that acquired different blocks of NYSE Euronext shares at different times or different prices should consult their tax advisors regarding the manner in which gain, if any, should be determined. Any recognized gain generally will be long-term capital gain if, as of the date of the merger, the U.S. holder’s holding period for the NYSE Euronext shares exchanged exceeds one year. Long-term capital gains of certain non-corporate U.S. holders, including individuals, generally are eligible for preferential rates of U.S. federal income tax. In certain circumstances, if a U.S. holder actually or constructively owns Holdco shares, other than Holdco shares received in the merger, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Internal Revenue Code, in which case such gain could be treated as dividend income. In such cases, U.S. holders that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Internal Revenue Code.

The aggregate tax basis of the Holdco shares received in the merger (including any fractional Holdco shares deemed received and exchanged for cash) will be equal to the aggregate adjusted tax basis of the NYSE Euronext shares exchanged, reduced by the amount of cash received (excluding any cash received in lieu of fractional Holdco shares) and increased by the amount of gain, if any, recognized by the holder (excluding any gain recognized with respect to cash received in lieu of fractional Holdco shares). The holding period of the Holdco shares received in the merger (including any fractional Holdco shares deemed received and exchanged for cash) will include the holding period of the NYSE Euronext shares exchanged.

The tax treatment of cash received in lieu of fractional Holdco shares will be the same as that described in the proxy statement under the heading “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Consequences of the Merger – The Merger – Material U.S. Federal Income Tax Consequences of the Merger if (1) the Merger Qualifies as a Reorganization Within the Meaning of Section 368(a) of the Internal Revenue Code and/or the Merger and the Exchange Offer, Taken Together, Qualify as a Transaction described in Section 351(a) of the Internal Revenue Code and (2) the Transfer of NYSE Euronext Shares to Holdco Pursuant to the Merger Will Not Be Subject to Section 367(a)(1) of the Internal Revenue Code.”

A U.S. holder who is a “five percent transferee shareholder” of Holdco, as defined in Treasury regulations promulgated under Section 367(a) of the Internal Revenue Code (i.e., a U.S. holder who owns, actually or constructively, at least 5% of the total voting power or the total value of the stock of Holdco immediately after the merger), will qualify for non-recognition of gain, to the extent described above, only if the U.S. holder files with the IRS a “gain recognition agreement,” as defined in such Treasury regulations. Other considerations not here described may apply to such holder. Any such U.S. holder should consult his tax advisor concerning the decision to file a gain recognition agreement, the procedures to be followed in connection with that filing, and other applicable considerations.

Non-U.S. Holders. The amount of a non-U.S. holder’s gain from the receipt of the merger consideration (including the special dividend) in exchange for NYSE Euronext shares will be determined in the same manner as that of a U.S. holder. However, a non-U.S. holder generally will not be subject to U.S. federal income tax on any such gain unless (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and, if an income treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), or (2) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of the disposition and certain other conditions are satisfied. A non-U.S. holder that is a corporation may be subject to the additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

Material U.S. Federal Income Tax Consequences of the Merger if (1) the Merger Qualifies as a Reorganization Within the Meaning of Section 368(a) of the Internal Revenue Code and/or the Merger and

the Exchange Offer, Taken Together, Qualify as a Transaction described in Section 351(a) of the Internal Revenue Code and (2) the Transfer of NYSE Euronext Shares to Holdco Pursuant to the Merger Will Be Subject to Section 367(a)(1) of the Internal Revenue Code

U.S. Holders. U.S. holders will be required to take into account the amount of the special dividend in determining the amount of gain recognized from the receipt of the merger consideration in exchange for NYSE Euronext shares as described in the proxy statement under the corresponding heading under “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Consequences of the Merger – The Merger.”

Non-U.S. Holders. The amount of a non-U.S. holder’s gain from the receipt of the merger consideration (including the special dividend) in exchange for NYSE Euronext shares will be determined in the same manner as set forth above under “Material U.S. Federal Income Tax Consequences of the Merger if (1) the Merger Qualifies as a Reorganization Within the Meaning of Section 368(a) of the Internal Revenue Code and/or the Merger and the Exchange Offer, Taken Together, Qualify as a Transaction described in Section 351(a) of the Internal Revenue Code and (2) the Transfer of NYSE Euronext Shares to Holdco Pursuant to the Merger Will Not Be Subject to Section 367(a)(1) of the Internal Revenue Code – Non-U.S. Holders.”

Payments made to a U.S. holder or non-U.S. holder of shares of NYSE Euronext common stock in connection with the merger may be subject to information reporting and backup withholding, as discussed in the proxy statement under the heading “MATERIAL TAX CONSIDERATIONS – Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Consequences of the Merger – Information Reporting and Backup Withholding.”

Material Dutch Tax Consequences of the Special Dividend

For Dutch dividend withholding tax purposes, the special dividend qualifies as a distribution to shareholders out of the capital (share premium) reserves of Holdco, which is subject to Dutch dividend withholding tax solely to the extent Holdco has “net profits” (zuivere winst). Holdco intends to request a ruling from the Dutch tax authorities confirming that Holdco will not have any “net profits” at the time the special dividend is paid. However, there can be no assurance that the Dutch tax authorities will issue such a ruling. In the event Holdco does not obtain the requested ruling from the Dutch tax authorities, it may withhold Dutch dividend withholding tax in respect of the special dividend. The Dutch tax treatment of future regular dividends paid by Holdco will be as described in the proxy statement.

The summary in the preceding paragraph is not intended to be, nor should it be construed as being legal or tax advice. Shareholders of NYSE Euronext and/or prospective shareholders of Holdco shares are therefore strongly advised to consult their tax advisors regarding the tax consequences of the receipt of the special dividend.

Amendment to the Business Combination Agreement

On June 16, 2011, Holdco, Deutsche Börse, NYSE Euronext and Pomme Merger Corporation entered into Amendment No. 2 to the business combination agreement. In Amendment No. 2, the parties agreed that appraisal rights are available for NYSE Euronext shareholders who dissent to the merger pursuant to Delaware law. In order to properly exercise their rights to appraisal, NYSE Euronext shareholders must properly perfect their appraisal rights under Section 262 of the DGCL. See “Holdco Special Dividend – Appraisal Rights for NYSE Euronext Shareholders” above.

Amendment No. 2 to the business combination agreement is attached as Annex B to this supplement and is incorporated by reference herein.

RECENT DEVELOPMENTS

Eurex Transaction

On June 7, 2011, Deutsche Börse signed a share purchase agreement (which is referred to in this supplement as the “share purchase agreement”) with SIX Group AG and SIX Swiss Exchange AG, a wholly owned subsidiary of SIX Group AG, to purchase from SIX Group AG the remaining 50% shareholding in Eurex Zürich AG as well as the Swiss derivatives business relating to Eurex Zurich AG with economic effect as of January 1, 2012. Upon closing of the transaction and with economic effect as of January 1, 2012, Deutsche Börse will receive 100% of Eurex’s economic interest instead of the 85% it is currently entitled to. The purchase price will be €590 million, 50% of which will consist of shares of Holdco that Deutsche Börse will receive for the tender of Deutsche Börse treasury shares in the exchange offer and 50% of which will consist of cash. If the conditions to completing the combination of Deutsche Börse and NYSE Euronext have not been satisfied by March 31, 2012, Deutsche Börse will pay to SIX Group AG 50% of the purchase price by delivery of Deutsche Börse treasury shares and 50% of the purchase price in cash. For purposes of the purchase price, the Holdco shares (and the Deutsche Börse shares, as the case may be) have been valued at the one-month volume weighted average price of a Deutsche Börse share prior to the execution of the share purchase agreement.

The acquisition of the Eurex business by Deutsche Börse is structured as a spin-off by SIX Swiss Exchange AG of the Swiss derivatives business regarding Eurex Zürich AG to a newly formed Swiss company (which is referred to in this supplement as “Swiss NewCo”). The spin-off will include the shares in Eurex Zürich AG held by SIX Swiss Exchange AG, the rights to the Eurex system and the brand “Eurex” and other assets and contracts required for the current operation of the Swiss derivatives business and relating to Eurex Zürich AG. Assets and agreements held by SIX Swiss Exchange AG regarding the CHF Repo Market and the OTC Spot Market will not form a part of the spin-off. However, Eurex Zürich AG will continue to operate the CHF Repo Market and the OTC Spot Market following closing (with economic effect as from January 1, 2012 for its own account) based on continued business management agreements (Geschäftsbesorgungsverträge) and license agreements. Following the spin-off, all shares in NewCo will be acquired by Deutsche Börse. Through the acquisition of these shares in NewCo, Deutsche Börse will become sole indirect shareholder of Eurex Zürich AG and will carry on the business activities of Eurex in Germany and Switzerland.

Following the closing of the Eurex transaction, the shareholders’ agreement dated August 31, 1998 between Deutsche Börse and SIX Swiss Exchange AG, the Investment Protection Agreements relating to International Securities Exchange (ISE) and European Energy Exchange (EEX), the operating agreement (Betriebsführungsvertrag) between SIX Swiss Exchange and Eurex Zürich AG and the letters of comfort issued by SIX Swiss Exchange AG in favor of Eurex Clearing AG, as well as a number of other agreements that have been entered into by the parties in relation to the Eurex joint venture, will be terminated or transferred to Swiss NewCo.

SIX Group AG and SIX Swiss Exchange AG have agreed in the share purchase agreement that neither they nor their affiliated companies will engage directly or indirectly in competition with Eurex regarding the derivatives business, as it is presently operated by Eurex, for a term of two years after the closing of the Eurex transaction. In turn, Deutsche Börse has agreed to continue the business of Eurex Zürich AG, largely as it currently stands (including the CHF Repo Market and the OTC Spot Market) and with a competitive operating platform, for at least three years from closing of the Eurex transaction.

Other areas of cooperation between Deutsche Börse and SIX Group, such as STOXX and Scoach, will not be affected by the share purchase agreement. However, the parties agreed to commence non-binding discussions for the purpose of evaluating other co-operations after the closing.

The closing of the Eurex transaction is subject to, among other approvals, antitrust approvals, other regulatory approvals, if required, and either the completion of the combination of Deutsche Börse and NYSE

Euronext or the occurrence of March 31, 2012. If, at March 31, 2012, the settlement of Holdco’s exchange offer for Deutsche Börse shares (i.e., the delivery of HoldCo shares for tendered Deutsche Börse shares) has not been completed, but all conditions to completing the combination between Deutsche Börse and NYSE Euronext have been satisfied, then Deutsche Börse’s obligation to pay the share portion of the consideration in Holdco shares will be extended until April 15, 2012. After such time, assuming completion of all other conditions under the share purchase agreement, the share portion of the transaction consideration will be made in Deutsche Börse shares. If the closing conditions to the share purchase agreement are not satisfied by June 30, 2012, either party may withdraw from the share purchase agreement.

Annex A

Delaware General Corporation Law § 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex B

AMENDMENT NO. 2

to

BUSINESS COMBINATION AGREEMENT

by and among

NYSE EURONEXT

DEUTSCHE BÖRSE AG

ALPHA BETA NETHERLANDS HOLDING N.V.

and

POMME MERGER CORPORATION

Amendment dated as of June 16, 2011

AMENDMENT NO. 2

TO

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2, dated as of June 16, 2011 (this “Amendment”), to the Business Combination Agreement, dated as of February 15, 2011 (as amended by Amendment No. 1, dated as of May 2, 2011, the “Business Combination Agreement”), is by and among NYSE Euronext, a Delaware corporation (“NYSE Euronext”), Deutsche Börse AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (“Deutsche Börse”), Alpha Beta Netherlands Holding N.V., a naamloze vennootschap organized under the laws of the Netherlands (“Holdco”), and Pomme Merger Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”).

RECITALS

WHEREAS, the parties to the Business Combination Agreement desire to amend and supplement certain terms of the Business Combination Agreement as described herein; and

WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Effect of the Merger on Shares. The first sentence of Section 2.7(a) is amended and restated to read as follows:

“(a) As a result of the Merger and without any action on the part of the holder of any capital stock of NYSE Euronext, Holdco, Deutsche Börse or Merger Sub, at the Effective Time:

(i) each NYSE Euronext Share issued and outstanding immediately prior to the Effective Time (other than (x) any NYSE Euronext Share owned directly by NYSE Euronext or Merger Sub and in each case not held on behalf of third parties and (y) Dissenting Shares (each of (x) and (y), an ‘Excluded Share’)) shall automatically be converted into the right to receive 0.47 of a fully paid and non-assessable Holdco Share (such number of a Holdco Share, the ‘Merger Consideration’).”

2. Dissenting Shares and Appraisal Rights. Section 2.7(d) is amended and restated to read as follows:

“(d) Notwithstanding anything in this Agreement to the contrary, NYSE Euronext Shares outstanding immediately prior to the Effective Time and held by a holder who did not vote in favor of the Merger and properly demands appraisal of such NYSE Euronext Shares (‘Dissenting Shares’) pursuant to, and in all respects in compliance with, Section 262 of the DGCL (the ‘Appraisal Rights’) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the Appraisal Rights (it being understood that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration. NYSE Euronext shall give prompt notice to Deutsche Börse of any demands received by NYSE Euronext for appraisal of any NYSE Euronext Shares, any withdrawals of such demands, and any other instruments received by NYSE Euronext that relate to any such demand for, and Deutsche Börse shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time,

NYSE Euronext shall not, without the prior written consent of Deutsche Börse, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.”

3. Definitions Set Forth in Annex I. Annex I of the Business Combination Agreement shall be amended to add the following defined terms in alphabetical order: “Appraisal Rights” and “Dissenting Shares” with a page reference to page 9 and page 10, respectively.

4. Modification or Amendment. Subject to the provisions of applicable Law, and except as otherwise provided in this Business Combination Agreement, this Amendment may be amended, modified or supplemented only by a written instrument executed and delivered by all of the parties hereto, whether before or after approval of the matters presented in connection with the Offer and the Merger by NYSE Euronext stockholders; provided that, after any such approval, no amendment shall be made for which applicable Law or the rules of any relevant stock exchange requires further approval by such stockholders without such further approval.

5. Counterparts. This Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

6. GOVERNING LAW AND VENUE. For purposes of the governing law and venue applicable to this Amendment, Section 10.5 of the Business Combination Agreement is restated herein in full, except that reference to “this Agreement” shall be references to “this Amendment.”

7. No Third-Party Beneficiaries. This Amendment is not intended to, and does not, confer upon any Person other than the parties who are signatories hereto any rights or remedies hereunder.

8. Severability. The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Amendment, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Amendment and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9. Interpretation; Construction.

(a) The headings herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) The parties have participated jointly in negotiating and drafting this Amendment. In the event that an ambiguity or a question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

(c) Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10. Remainder of Business Combination Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Business Combination Agreement, all of which shall continue to be in full force and effect.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

NYSE EURONEXT

By:	/s/ Duncan Niederauer
Name: Duncan Niederauer
Title: Chief Executive Officer

DEUTSCHE BÖRSE AG

By:	/s/ Dr. Reto Francioni
Name: Dr. Reto Francioni
Title: Chief Executive Officer

By:	/s/ Gregor Pottmeyer
Name: Gregor Pottmeyer
Title: Chief Financial Officer

ALPHA BETA NETHERLANDS HOLDING N.V.

By:	/s/ Stephane Biehler
Name: Stephane Biehler
Title: Managing Director

By:	/s/ Marcus Thompson
Name: Marcus Thompson
Title: Managing Director

POMME MERGER CORPORATION

By:	/s/ Stephane Biehler
Name: Stephane Biehler
Title: Vice-President

By:	/s/ Marcus Thompson
Name: Marcus Thompson
Title: Vice-President

B-4